                                                                    Exhibit 21.1

                 SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.


     The Company's consolidated subsidiaries are shown below together with the percentage of voting securities owned and the state or jurisdiction of organization of each subsidiary. The names have been omitted for subsidiaries which, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. Subsidiaries of subsidiaries are indented in the following table:


                                                   Percentage of
                                                Outstanding Voting
Subsidiaries                                     Securities Owned
-------------                                   ------------------
CHRW Holdings, Inc.                                    100%
  (Minnesota)
  C.H. Robinson International, Inc.                    100%
     (Minnesota)
     CHR Greene International Company                  100%
       (Minnesota)
     C.H. Robinson Venezuela, C.A.                      51%
       (Venezuela)
  C.H. Robinson de Mexico, S.A. de C.V.                100%
     (Mexico)
  CHR Aviation, Inc.                                   100%
     (Minnesota)
  C.H. Robinson Company (Canada) Ltd.                  100%
     (Ontario, Canada)
  Combined Transport Group, Inc.                       100%
     (Minnesota)
  C.H. Robinson Company                                100%
     (Delaware)
     Daystar-Robinson, Inc.                            100%
       (Delaware)
     CTSI Robinson, Inc.                               100%
       (Georgia)
     Fresh 1 Marketing, Inc.                           100%
       (Minnesota)
  Wagonmaster Transportation Co.                       100%
     (Minnesota)
  Brown-Robinson Ingredient, Inc.                      100%
     (Minnesota)
  Robinson Europe, S.A.                                100%
     (France)
     Transeco S.A.                                     100%


       (France)
     Robinson Italia SRL                                95%
       (Italy)
  C.H. Robinson (UK) Limited                           100%
     (United Kingdom)
Payment & Logistics Services, LLC                      100%
  (Minnesota)
T-Chek Systems, LLC                                    100%
  (Minnesota)
Cityside Holding Company LLC/1/                        100%
  (Minnesota)
CHR Equipment Financing, Inc.                          100%
  (Minnesota)

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/1/In July 1997, the Company approved a plan to sell its consumer finance subsidiaries of Cityside Holding Company LLC (Cityside Insurance Company Ltd., Cityside Financial Services of Wisconsin, Inc., Cityside Finance Corporation I and Cityside Savings & Financial Services Co.). That sale will close on October 14, 1997. Accordingly, those subsidiaries are not shown above.